UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2009

Good Times Restaurants Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-18590	84-1133368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Corporate Circle, Golden, Colorado 80401

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (303) 384-1400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[x] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  8.01       Other Events

On August 14, 2009, Good Times Restaurants Inc. and its wholly subsidiary Good Times Drive Thru Inc. (the "Company") entered into a strategic advisory services agreement (the "Agreement") with Mastodon Ventures, Inc. ("Mastodon"), pursuant to which Mastodon will provide the Company with exclusive advisory services related to the possible restructuring of certain lease and debt agreements of the Company and the identification of possible additional sources of capital for the Company (the "Restructuring Plan").  The services include but are not limited to assistance with the preparation of information, structuring of a plan, negotiations with potential investors, preparation of any documents required to be filed with federal and state agencies relating to a Restructuring Plan and analyzing other strategic alternatives that will further the long-term business prospects of the Company and provide incremental value to its shareholders.

While the Agreement provides that Mastodon is being engaged by the Company as an advisor to the Company to explore strategic options, Mastodon understands that the Board of Directors of the Company has appointed a Special Committee to consider certain of such options on behalf of the shareholders of the Company.  Mastodon agrees that its services shall include communicating with such Special Committee as it may reasonably request and, if directed by such committee, Mastodon shall hold such communications in confidence.

            The foregoing summary of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

            On August 14, 2009 the company issued a press release announcing the formation of a Special Committee of its board of directors to explore and evaluate strategic alternatives aimed at enhancing shareholder value and explore alternatives to reduce the cost burdens of being a publicly held entity and the entry into a strategic advisory services agreement with Mastodon Ventures, Inc.  A copy of the press release is filed as Exhibit 99.1 to this report.

Item 9.01        Financial Statements and Exhibits.

(d)        Exhibits.  The following exhibits are filed as part of this report:

Exhibit Number	Description
10.1	Agreement dated August 14, 2009 among Good Times Restaurants Inc. and Good Times Drive Thru Inc. and Mastodon Ventures, Inc.
99.1	Press release dated August 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                        GOOD TIMES RESTAURANTS INC.

Date: August 14, 2009	By: /s/ Boyd E. Hoback
Boyd E. Hoback
President and Chief Executive Officer
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